SCHEDULE II

				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-CORE MOLDING TECHS

          GAMCO INVESTORS, INC.
                      11/18/04          245,000-             *DO
                      10/15/04            5,500-            2.4080
                      10/11/04            5,400             2.8500
                      10/08/04            2,200             2.8482
                      10/01/04            2,800             2.7057
                       9/22/04              600             3.1333

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.